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T. Rowe Price Balanced Fund, Inc. 033-38791/811-6275

T. Rowe Price Blue Chip Growth Fund, Inc. 033-49581/811-7059

T. Rowe Price Capital Opportunity Fund, Inc. 033-56015/811-07225

T. Rowe Price Corporate Income Fund, Inc. 033-62275/811-07353

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc. 333-109958/811-21454

T. Rowe Price Diversified Small-Cap Growth Fund, Inc. 333-26323/811-08203

T. Rowe Price Dividend Growth Fund, Inc. 033-49187/811-7055

T. Rowe Price Equity Series, Inc. 033-52161/811-07143

T. Rowe Price Financial Services Fund, Inc. 333-09551/811-07749

T. Rowe Price Fixed Income Series, Inc. 033-52749/811-07153

T. Rowe Price Floating Rate Fund, Inc. 333-174605/811-22557

T. Rowe Price Global Allocation Fund, Inc. 333-187446/811-22810

T. Rowe Price Global Real Estate Fund, Inc. 333-153130/811-22218

T. Rowe Price Global Technology Fund, Inc. 333-40086/811-09995

T. Rowe Price Growth & Income Fund, Inc. 002-79190/811-3566

T. Rowe Price Growth Stock Fund, Inc. 002-10780/811-579

T. Rowe Price Health Sciences Fund, Inc. 033-63759/811-07381

T. Rowe Price High Yield Fund, Inc. 002-93707/811-4119

T. Rowe Price Index Trust, Inc. 033-32859/811-5986

T. Rowe Price Inflation Focused Bond Fund, Inc. 333-136805/811-21919

T. Rowe Price Inflation Protected Bond Fund, Inc. 333-99241/811-21185

T. Rowe Price Institutional Equity Funds, Inc. 333-04753/811-07639

T. Rowe Price Institutional Income Funds, Inc. 333-84634/811-21055

T. Rowe Price Institutional International Funds, Inc. 033-29697/811-5833

T. Rowe Price International Funds, Inc. 002-65539/811-2958

T. Rowe Price International Index Fund, Inc. 333-44964/811-10063

T. Rowe Price International Series, Inc. 033-52171/811-07145

T. Rowe Price Media & Telecommunications Fund, Inc. 333-27963/811-07075

T. Rowe Price Mid-Cap Growth Fund, Inc. 033-47806/811-6665

T. Rowe Price Mid-Cap Value Fund, Inc. 333-02993/811-07605

T. Rowe Price Multi-Sector Account Portfolios, Inc. 333-178660/811-22620

T. Rowe Price New Era Fund, Inc. 002-29866/811-1710

T. Rowe Price New Horizons Fund, Inc. 002-18099/811-958

T. Rowe Price New Income Fund, Inc. 002-48848/811-2396

T. Rowe Price Personal Strategy Funds, Inc. 033-53675/811-07173

T. Rowe Price Prime Reserve Fund, Inc. 002-54926/811-2603

T. Rowe Price Real Assets Fund, Inc. 333-166395/811-22410

T. Rowe Price Real Estate Fund, Inc. 333-36137/811-08371

T. Rowe Price Reserve Investment Funds, Inc. 811-08279

T. Rowe Price Retirement Funds, Inc. 333-92380/811-21149

T. Rowe Price Science & Technology Fund, Inc. 033-16567/811-5299

T. Rowe Price Short-Term Bond Fund, Inc. 002-87568/811-3894

T. Rowe Price Small-Cap Stock Fund, Inc. 002-12171/811-696

T. Rowe Price Small-Cap Value Fund, Inc. 002-43237/811-2215

T. Rowe Price Spectrum Fund, Inc. 033-10992/811-4998

T. Rowe Price Strategic Income Fund, Inc. 333-154155/811-22243

T. Rowe Price Summit Funds, Inc. 033-50319/811-7093

T. Rowe Price Summit Municipal Funds, Inc. 033-50321/811-7095

T. Rowe Price Tax-Efficient Funds, Inc. 333-26441-811-08207

T. Rowe Price Tax-Exempt Money Fund, Inc. 002-67029/811-3055

T. Rowe Price Tax-Free High Yield Fund, Inc. 002-94641/811-4163

T. Rowe Price Tax-Free Income Fund, Inc. 002-57265/811-2684

T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. 002-87059/811-3872

T. Rowe Price U.S. Bond Enhanced Index Fund, Inc. 333-45018/811-10093

T. Rowe Price U.S. Large-Cap Core Fund, Inc. 333-158764/811-22293

T. Rowe Price U.S. Treasury Funds, Inc. 033-30531/811-5860

T. Rowe Price Value Fund, Inc. 033-54963/811-07209

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2013 T. Rowe Price Mutual Fund Shareholder Meeting

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The T. Rowe Price funds will conduct a shareholder meeting in New York City on October 22, 2013. Shareholders have the opportunity to elect directors/trustees to the Boards of Directors/Trustees of all T. Rowe Price funds and vote on changes to the investment objectives or policies of several mutual funds.

For more information on the shareholder meeting and voting procedures, please view the Proxy Statement for T. Rowe Price Mutual Funds Organized in Maryland

[Link to: PDFs]

When you’re ready to cast your vote by phone or online, please have your proxy card available. You will need your control number located on the proxy card in order to vote. If voting by phone, please call 1-866-977-7699 and follow the instructions provided. To vote online, please visit the electronic voting site www.eproxyvote.com/trp [make this a live link] and follow the online instructions.

You also may return your voting card by U.S. mail. All mailed voting cards must be received no later than October 21, 2013, and all online and phone votes will be accepted until 7:59 a.m. ET on October 22, 2013.

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1. When and where is the T. Rowe Price funds shareholder meeting being held?

The T. Rowe Price funds shareholder meeting will take place at 8:00 a.m. ET on October 22, 2013. The meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York City, New York.

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2. Who is eligible to vote?

Shareholders who hold shares in a particular T. Rowe Price mutual fund as of the close of business on the record date are eligible to vote on approval matters pertaining to that fund. The proposal to elect directors/trustees is common to all T. Rowe Price funds, but the other approval matters apply only to specific funds. Each share of each class of a fund is entitled to one vote, so Investor Class, Advisor Class, R Class, and F Class shares of a fund all have equal voting rights and will vote on the same proposals. A fractional share is counted as a fractional vote. (Shareholders of each class of a fund have exclusive voting rights on matters affecting only that class. However, there are no proposals in the proxy statement that affect only a particular class of a fund.)

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3. How do I vote?

Shareholders may vote online, by touch-tone telephone, by signing and returning a proxy card in the prepaid envelope included with the proxy materials, or by voting in person at the shareholder meeting.

To vote online or over the phone, follow the instructions outlined on page 2 of the Proxy Information or the proxy card. In order to vote online or by phone, you must enter your control number located on the proxy card. After entering the control number, you will be prompted to provide your vote and submit. Some shareholders will receive only the Notice regarding the availability of proxy materials for the meeting. Those shareholders may access the proxy materials at www.eproxyvote.com/trp and vote their shares online by entering the control number found on the Notice, but they also may request paper or e-mail copies of the full proxy materials.

To vote by mail, fill out and return your proxy voting card in the accompanying prepaid envelope.

To vote in person, attend the shareholder meeting in New York City.

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4. Who do I contact if I lost my proxy statement and card?

If you lost your proxy statement, please view:

>> Proxy Statement for T. Rowe Price Mutual Funds Organized in Maryland

If you lost your proxy voting card, please call 1-855-800-9420.

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5. Who are the directors/trustees proposed to be elected to the boards of T. Rowe Price mutual funds?

If the proposed directors/trustees are elected, there will be ten independent directors/trustees and two interested directors/trustees on each fund board. If approved by shareholders, the same ten independent directors/trustees would serve on the boards of all of the T. Rowe Price funds. Also, if approved, Edward C. Bernard would continue to serve as an interested director/trustee of all T. Rowe Price funds, and Brian C. Rogers and Michael C. Gitlin would serve as interested directors/trustees on certain funds, as indicated below.

The following slate of directors/trustees is proposed for the T. Rowe Price asset allocation funds, equity funds, and international funds:

Director	Directorship
Edward C. Bernard	Interested
William R. Brody	Independent
Anthony W. Deering	Independent
Donald W. Dick, Jr.	Independent
Bruce W. Duncan	Independent
Robert J. Gerrard, Jr.	Independent
Karen N. Horn	Independent
Paul F. McBride	Independent
Brian C. Rogers	Interested
Cecilia E. Rouse	Independent
John G. Schreiber	Independent
Mark R. Tercek	Independent

The following slate of directors/trustees is proposed for the T. Rowe Price domestic fixed income funds:

Director	Directorship
Edward C. Bernard	Interested
William R. Brody	Independent
Anthony W. Deering	Independent
Donald W. Dick, Jr.	Independent
Bruce W. Duncan	Independent
Robert J. Gerrard, Jr.	Independent
Michael C. Gitlin	Interested

Karen N. Horn	Independent
Paul F. McBride	Independent
Cecilia E. Rouse	Independent
John G. Schreiber	Independent
Mark R. Tercek	Independent

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6. Who are the new directors/trustees to be elected?

The nominees who do not currently serve on the boards of any T. Rowe Price funds are Bruce W. Duncan and Paul F. McBride. Also, the following directors replaced directors who have retired since 2006, when the last shareholder meeting was held: William R. Brody, Robert J. Gerrard, Jr., Michael C. Gitlin, Cecilia E. Rouse, and Mark R. Tercek.

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7. Why are the directors/trustees being elected?

The proposal to elect directors/trustees is applicable to all of the T. Rowe Price funds. If approved for all funds at the October 22nd shareholder meeting, the new boards would become effective at the conclusion of the meeting. Mutual fund laws require that a certain percentage of each board of directors be elected by shareholders. Several directors have retired over the past few years and these vacancies have been filled by action of the boards. As we have added new directors, it is now necessary to hold a shareholder meeting. Independent directors comprise at least 75% of the current boards and that will continue to be the case if the proposed nominees are elected.

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8. Which T. Rowe Price mutual funds are included in this meeting?

Every T. Rowe Price fund currently in operation is included in this meeting and eligible to have their shareholders vote on matters presented for approval. However, please note that proxy materials are being mailed separately for certain T. Rowe Price funds. The proxy statement below covers only those T. Rowe Price funds that are organized as Maryland corporations. There will be a second proxy statement mailed beginning on or about September 4, 2013, which covers all of the T. Rowe Price funds that are organized as Massachusetts business trusts. Due to different requirements, the T. Rowe Price funds organized in Maryland are permitted to send their materials earlier than the T. Rowe Price funds organized in Massachusetts. Please call 1-800-541-5910 if you have questions concerning why a fund you own is not included in the proxy statement below.

>> Proxy Statement for T. Rowe Price Mutual Funds Organized in Maryland

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9. Why is T. Rowe Price amending the investment objectives for several funds?

We are amending the investment objectives to remove terms that we believe are unnecessarily specific, but we are not proposing any material changes to the funds’ investment programs or overall risk profiles. We believe that fund shareholders will benefit from the more general investment objectives by allowing the funds greater flexibility to execute their investment strategies now and in the future. If approved for all relevant funds at the October 22nd shareholder meeting, the new investment objectives would become effective on or about November 1, 2013.

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10. On the proxy statement for the funds organized as Maryland corporations, the proxy lists the Equity Income Portfolio in Proposal 2, but the Equity Income Fund is not included. Is the investment objective also changing for the Equity Income Fund?

Yes. We also are proposing to amend the investment objective of the Equity Income Fund. The Equity Income Fund is organized as a Massachusetts business trust, and the proxy that will include the proposal to change the investment objective for the Equity Income Fund will be mailed on or about September 4, 2013.

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11. Why are you proposing to eliminate the fundamental investment restriction that prohibits the purchase of equity securities and securities convertible into equity securities for the Summit Municipal Income Fund and the Summit Municipal Intermediate Fund?

Under the current policy, purchases of shares of a closed-end municipal fund or other investment company are prohibited. In addition, preferred stocks and other income-producing instruments that are technically classified as an equity security or convertible into an equity security could be suitable for the funds but would not be permitted under this fundamental policy.

As a result, we believe that the funds’ shareholders will benefit by approving the removal of this restriction, which will allow the flexibility to pursue opportunities to achieve exposure to certain sectors of the municipal bond market through investments in these instruments that are currently permitted for the other T. Rowe Price tax-free funds. While the board recommends that this policy be eliminated, it also recommends that the funds’ prospectuses be revised to clarify that investments in income-producing preferred stocks and investment companies would be permitted while more traditional equity investments like common stock would remain prohibited.

The current fundamental policy applies to all of the Summit Municipal Funds. However, we are not recommending that the policy be removed for the Summit Municipal Money Market Fund, since money market fund rules prohibit that fund from purchasing equity securities.

If approved for both funds at the October 22nd shareholder meeting, the policy would be eliminated, effective on or about November 1, 2013.

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12. Why are you proposing to revise the fundamental policy regarding commodities for all funds (other than the Global Allocation Fund, Institutional Long Duration Credit Fund, Short-Term Reserve Fund, and the T. Rowe Price money market funds)?

The Investment Company Act of 1940 (“1940 Act”) requires all mutual funds to state a fundamental policy relating to the purchase and sale of commodities. For most T. Rowe Price funds, the fundamental policy provides that the funds may not purchase or sell physical commodities except that they may enter into futures contracts and options thereon. We believe that changing the term “physical commodities” to “commodities” in the policy better conforms with the 1940 Act requirements, and the increased flexibility from broadening the policy from investments only in commodity-related futures and options to any commodity-related investments permitted by law will benefit fund shareholders.

Since the initial adoption of this policy for the T. Rowe Price funds, the financial markets and regulatory guidance have evolved and new types of financial instruments have become available as potential investment opportunities, including investments in commodity-linked instruments. As a result, we consider this new policy to be well-suited to today’s regulatory and investment environments. The policy would still provide that direct investments in commodities are prohibited, but would clarify the funds’ authority to enter into a variety of derivative transactions relating to commodities.

If approved for all relevant funds at the October 22nd shareholder meeting, the new fundamental policy would become effective on or about November 1, 2013.

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13. Will the new commodities proposal increase the funds’ investments in derivatives and risk profiles?

The proposed change is intended to preserve the funds’ flexibility to invest in a variety of modern financial instruments that could technically be considered commodities and will allow the funds to buy and sell various financial instruments representing interests in commodities and enter into swaps and other commodity-related derivatives transactions involving commodities. The policy reflects the notion that increasing numbers of mutual funds are using investments in commodity-related derivatives transactions to help meet their investment objectives and should provide the funds with greater flexibility in the future to pursue new opportunities as they become available. Although the policy will be broadened, T. Rowe Price does not anticipate any immediate changes to the manner in which any of the Price Funds are managed as a result of this change. Further, all derivatives used by the funds will continue to be subject to strict limits and the oversight of various internal committees.

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14. Why is the fundamental policy regarding commodities for the Global Allocation Fund, Institutional Long Duration Credit Fund, Short-Term Reserve Fund, and the T. Rowe Price money market funds not changing?

The proposed fundamental investment policy has already been adopted by the newest Price Funds, the Global Allocation Fund, and Institutional Long Duration Credit Fund, prior to their inception. This change will not apply to the Short-Term Reserve Fund, since its investment program prohibits the use of derivatives. This change also will not apply to any of the T. Rowe Price money market funds (Government Reserve Investment Fund, Prime Reserve Fund, Prime Reserve Portfolio, Reserve Investment Fund, Summit Cash Reserves Fund, Summit Municipal Money Market Fund, Tax-Exempt Money Fund, and U.S. Treasury Money Fund), since such funds are prohibited by money market fund rules from entering into derivatives transactions.

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[Link to: http://individual.troweprice.com/public/Retail/Mutual-Funds/hProspectuses&Reports/Prospectuses-&-Reports]

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